UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 5, 2017

ARCHROCK PARTNERS, L.P.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9807 Katy Freeway, Suite 100
Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 836-8000

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change to Board of Directors

Effective September 5, 2017, Stephanie C. Hildebrandt was appointed a member of the board of directors (the "Board") of Archrock GP LLC, a Delaware limited liability company and the general partner of Archrock General Partner, L.P., a Delaware limited partnership and the general partner of Archrock Partners, L.P. (the "Partnership"), to fill a vacancy on the Board.

There are no arrangements or understandings between Ms. Hildebrandt and any other person pursuant to which she was appointed to the Board. Ms. Hildebrandt was appointed Senior Vice President, General Counsel and Secretary of Archrock, Inc. and Senior Vice President and General Counsel of Archrock GP LLC on August 7, 2017. Since 2014, Ms. Hildebrandt was a partner with the Houston law firm of Norton Rose Fulbright, with a practice focused on corporate governance, energy transactions and mergers and acquisitions. From 2010 to 2014, she served as Senior Vice President, General Counsel and Secretary of Enterprise Products, L.P, a publicly traded pipeline partnership and provider of midstream energy services, and from 2004 to 2010 she held various other roles at Enterprise. Ms. Hildebrandt is a director and member of the conflicts committee of Rice Midstream Management LLC, the general partner of Rice Midstream Partners LP. There are no other relationships between Ms. Hildebrandt and the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK PARTNERS, L.P.
September 8, 2017	By:	Archrock General Partner, L.P., its general partner

	By:	Archrock GP LLC, its general partner

	By:	/s/ David S. Miller
David S. Miller
Senior Vice President and Chief Financial Officer

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